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                                                                    Exhibit 23.5

                         CONSENT OF INDEPENDENT AUDITORS



         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the financial statements of Tradeum Inc. dated March 10, 2000, included in VerticalNet, Inc.'s current report on From 8-K/A dated March 23, 2000 and to all references to our Firm included in this registration statement.



                                       /s/ KOST FORER & GABBAY
                                       A member of Ernst & Young International

Tel Aviv, Israel
November 14, 2000